As filed with the Securities and Exchange Commission on December 11, 1997.

                                                Registration No. 333-00191




                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                  Post-Effective Amendment No. 1 to
                             FORM S-3
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                        Pacific Telecom, Inc.
        (Exact name of registrant as specified in its charter)

Washington                805 Broadway, P. O. Box 9901        91-0644974
(State or other         Vancouver, Washington 98668-8701    (I.R.S. Employer
jurisdiction of                (360) 905-5800                Identification
incorporation          (Address, including zip code, and        Number)
or organization)        telephone number, including area
                         code, of registrant's principal
                              executive offices)




           Harvey P. Perry                            Copy to:
      Senior Vice President and                   Kenneth J. Najder
         Assistant Secretary              Jones, Walker, Waechter, Poitevent,
        Pacific Telecom, Inc.                 Carrere & Denegre, L.L.P.
        100 Century Park Drive                       51st Floor
       Monroe, Louisiana  71203                201 St. Charles Avenue
            (318) 388-9500                New Orleans, Louisiana  70170-5100
(Name, address, including zip code, and            (504) 582-8000
telephone number, including area code,
       of agent for service)




  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                            Not Applicable


      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                          ---
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                          ---
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                        ---
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                         ---
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                           ---
      This Post-Effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Commission, acting pursuant to Section 8(c), may determine.



                        PACIFIC TELECOM, INC.

                    Explanation of Deregistration


      Pacific  Telecom,  Inc.  ("PTI"),   a  Washington  corporation,
filed Registration Statement No. 333-00191 on Form S-3 on January 12, 1996 and Pre- Effective Amendment No. 1 thereto on January 18, 1996 (as amended, the "Registration Statement") to register an aggregate principal amount of up to $200,000,000 of unsecured debt securities of PTI consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities").

      Since the effective date of the Registration Statement, PTI has sold $133,499,000 of Debt Securities. In its Registration Statement, PTI undertook to remove from registration by means of a post-effective amendment any of the Debt Securities which remain unsold at the termination of the Offering. PTI has determined not to sell any of the remaining Debt Securities pursuant to the Registration Statement. Therefore, PTI hereby deregisters $66,501,000 of its Debt Securities which currently remain unsold.



                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post- Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on December 11, 1997.

                                          Pacific Telecom, Inc.

                                    By:   /s/ Glen F. Post, III
                                          ---------------------
                                          Glen F. Post, III
                                          Chairman of the Board



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                         Date

/s/ Glen F. Post, III       Chairman of the Board         December 11, 1997
---------------------
Glen F. Post, III

/s/ Clarke M. Williams      Director                      December 11, 1997
----------------------
Clarke M. Williams

/s/ R. Stewart Ewing, Jr.   Director                      December 11, 1997
-------------------------
R. Stewart Ewing, Jr.

/s/ Harvey P. Perry         Director                      December 11, 1997
-------------------
Harvey P. Perry

/s/ Charles E. Robinson     Principal Executive Officer   December 11, 1997
-----------------------
Charles E. Robinson

/s/ Murray H. Greer         Principal Accounting Officer  December 11, 1997
-------------------
Murray H. Greer